UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2015

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 5, 2015, Qualcomm Atheros, Inc., (“Parent”) a Delaware corporation and a wholly-owned subsidiary of QUALCOMM Incorporated, King Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Ikanos Communications, Inc., a Delaware corporation (“Ikanos”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Parent will cause the Merger Sub to commence, no later than August 19, 2015, a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of Ikanos common stock, $0.001 par value, at a price of $2.75 per share, without interest (the “Offer Price”), subject to any applicable withholding taxes and assume all outstanding indebtedness of Ikanos at the closing of the transaction.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of Shares being tendered in the Offer, (ii) the receipt of required regulatory approvals in certain jurisdictions and (iii) other conditions set forth in the Merger Agreement.

The Offer will expire at 12:01 a.m. Eastern Time on the 21st business day (calculated in accordance with the rules of the Securities Exchange Act of 1934) following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into Ikanos with Ikanos surviving as a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, each Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of Ikanos, Shares held directly or indirectly by Parent or its subsidiaries, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each outstanding and unexercised Ikanos stock option that is subject to time-based vesting (each, a “Time-based Ikanos Option”), whether or not vested, shall be cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares subject to such Time-based Ikanos Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such Time-based Ikanos Option. As of the Effective Time, each unvested Ikanos stock option that is subject to performance-based vesting shall be cancelled for no consideration. As of August 5, 2015, 39,800 Time-based Ikanos Options have a per share exercise price greater than the Offer Price. All other outstanding and unexercised Ikanos stock options will be cancelled for no consideration.

All outstanding and unexercised Ikanos stock appreciation rights have a per share exercise price greater than the Offer Price. As a result, all outstanding and unexercised Ikanos stock appreciation rights will be cancelled upon the consummation of the Merger and the holders of such stock appreciation rights will not have any right to receive any consideration in respect thereof.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Ikanos restricted stock unit (each, an “Ikanos RSU”), whether or not vested, shall be cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares issuable in settlement of such Ikanos RSU immediately prior to the Effective Time multiplied by (ii) the Offer Price.

The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected as soon as practicable following the consummation of the Offer without a stockholder meeting pursuant to the DGCL.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and Ikanos. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Ikanos and its subsidiaries between signing and closing, restrictions on responses by Ikanos with respect to alternative transactions, governmental filings and approvals and other matters.

The Merger Agreement generally prohibits Ikanos’ solicitation of proposals relating to alternative business combination transactions and restricts Ikanos’ ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement includes a remedy of specific performance for Ikanos, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both Ikanos and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by Ikanos to accept and enter into a definitive agreement with respect to an unsolicited superior offer, Ikanos will be required to pay a termination fee of $1,750,000 (approximately 3.5% of the equity value of the transaction) (the “Termination Fee”). A superior offer is a written proposal pursuant to which a third party would acquire, among other acquisition structures set forth in the Merger Agreement, 50% or more of the outstanding voting securities or assets of Ikanos on terms that the board of directors of Ikanos will have determined in good faith (after consultation with its independent financial advisor of nationally recognized reputation and its outside legal counsel) to be more financially favorable to Ikanos stockholders and is reasonably likely to be consummated in accordance with the terms proposed taking into account relevant factors. Any such termination of the Merger Agreement by Ikanos is subject to certain conditions, including Ikanos’ compliance with certain procedures set forth in the Merger Agreement and a determination by the Ikanos board of directors of that the failure to take such action would constitute a breach of its fiduciary duties under applicable law, the entrance into a definitive agreement by Ikanos with a third party and payment of the Termination Fee by Ikanos.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, each of the directors and named executive officers of Ikanos, entities affiliated with Tallwood Venture Capital and Alcatel-Lucent Participations (each a “Tender and Support Stockholder”) entered into a Tender and Support Agreement with Parent and Merger Sub (the “Tender and Support Agreement”), which provides, among other things, that such stockholder will tender their Shares in the Offer and vote their Shares in favor of approving the principal terms of the Merger, if applicable. In aggregate, such persons owned approximately 58.2% of the Shares outstanding as of the close of business on August 5, 2015. The Tender and Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events. Upon the occurrence of the Ikanos board of directors changing their recommendation that the stockholders of Ikanos support the offer as a result of a permitted change in recommendation for certain intervening events (not in connection with an alternative acquisition proposal), as described in the Merger Agreement, each Tender and Support Stockholder will be permitted to withdraw the excess of the aggregate number of Shares owned by the Tender and Support Stockholders as of the date of the Tender and Support Agreement and any additional Shares acquired by the Tender and Support Stockholders after the entry into such agreement (the “Subject Securities”) that is equal to each Tender and Support Stockholder’s pro rata portion (as measured against the aggregate Subject Securities held by each of the Tender and Support Stockholders) of the sum of (i) thirty percent (30%) of the total number of Shares outstanding, on a fully diluted basis (the “30% Shares”) plus (ii) such additional number of Subject Securities (rounded down to the nearest whole Share) held by all of the Tender and Support Stockholders that is equal to product of (x) the total number of Subject Securities held by all Tender and Support Stockholders less the 30% Shares, multiplied by (y) the percentage, rounded to two decimal places, of the total number of outstanding Shares that have been tendered and not withdrawn prior to the expiration of the Offer by all holders of the Shares (other than the Tender and Support Stockholders).

Additional Information and Where to Find It

The foregoing descriptions of the Merger Agreement and the Tender and Support Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and the Tender and Support Agreement, which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The Merger Agreement and the Tender and Support Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by Ikanos to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of Ikanos at the time they were made and who should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about Ikanos in Ikanos’ public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ikanos’ public disclosures.

The Offer described herein has not yet commenced. This Current Report on Form 8-K and the related exhibits are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock of Ikanos, nor shall there be any sale of such common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the Offer (collectively, the “ Offer Materials”), each to be filed with the SEC by the Merger Sub and Parent. In addition, Ikanos will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. Merger Sub and Ikanos expect to mail the Offer Materials and the Schedule 14D-9 to Ikanos stockholders. Investors and stockholders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement when they become available because these documents will contain important information relating to the Offer and related transactions. The Offer Materials and the Schedule 14D-9 will also be available at no cost on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to matters including, but not limited to, the timing and anticipated completion of the Offer and the proposed Merger, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Ikanos, and are subject to significant risks and uncertainties. Investors are cautioned not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date hereof, and Ikanos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: changes in business relationships or litigation or adverse judgments relating to the Offer and proposed Merger; risks relating to the consummation of the Offer and the Merger, including the risk that closing conditions to the Offer or the proposed Merger will not be satisfied; delays or issues related to inquiries by, or requests or directions from, governmental authorities, including antitrust authorities, in connection with their reviews of the transaction; failure to obtain the required regulatory approvals for the transactions; and changes in general economic or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements include those set forth in Ikanos’ Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2015, which was filed with the SEC on May 11, 2015, under the heading “Item 1A-Risk Factors” and in subsequent Current Reports on Form 8-K and other filings made with the SEC by Ikanos.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2015, Ikanos issued a press release announcing the Offer and the Merger and the company’s financial results for the fiscal second quarter ended June 28, 2015. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information provided in Item 2.02 and Exhibit 99.2 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

2.1*	Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and Ikanos Communications, Inc., dated as of August 5, 2015.

99.1	Tender and Support Agreement by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent, and each stockholder of Ikanos Communications, Inc. named therein, dated as of August 5, 2015.

99.2	Press release issued by Ikanos Communications, Inc. dated August 6, 2015.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ Andrew S. Hughes
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and Ikanos Communications, Inc., dated as of August 5, 2015.

99.1	Tender and Support Agreement by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and wholly-owned subsidiary of Parent, and each stockholder of Ikanos Communications, Inc. named therein, dated as of August 5, 2015.

99.2	Press release issued by Ikanos Communications, Inc. dated August 6, 2015.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.